Hologic Announces Financial Results for Fourth Quarter of Fiscal 2017

-- Company Posts Revenue of $802.9 Million, GAAP Diluted EPS of $0.29, and Non-GAAP Diluted EPS of $0.50 --

-- $306 Million of Capital Redeployed to Repurchase Shares, Reduce Convertible Debt in Fourth Quarter --

MARLBOROUGH, Mass., Nov. 8, 2017 /PRNewswire/ -- Hologic, Inc. (Nasdaq: HOLX) announced today the Company's financial results for the fiscal fourth quarter ended September 30, 2017.

Revenue of $802.9 million increased 10.5%, or 9.9% in constant currency, compared to the prior year period. Excluding the net impact of the Cynosure acquisition and blood screening divestiture, fourth-quarter revenue increased 5.0%, or 4.4% in constant currency.

GAAP diluted earnings per share (EPS) of $0.29 decreased (12.1%) compared to the prior year period, while non-GAAP diluted EPS of $0.50 decreased (3.8%).

"We finished a successful and productive fiscal year with a strong performance in the fourth quarter, as revenue exceeded our guidance and sales growth, net of acquisitions and divestitures, accelerated on a sequential basis versus the third quarter," said Steve MacMillan, Hologic's Chairman, President and Chief Executive Officer. "All our legacy divisions grew on a global basis net of divestitures, while our international and molecular diagnostics franchises delivered double-digit growth. For the full year, we met our financial commitments and strengthened our future by shifting our portfolio toward higher-growth markets, and by advancing our research and development pipelines."

Key financial results for the fiscal fourth quarter were:

	GAAP			Non-GAAP
	Q4'17	Q4'16	Change Increase (Decrease)	Q4'17	Q4'16	Change Increase (Decrease)
Revenues	$802.9	$726.8	10.5%	$802.9	$726.8	10.5%
Gross Margin	52.0%	55.9%	(390 bps)	64.1%	65.7%	(160 bps)
Operating Expenses	$308.5	$259.0	19.1%	$275.8	$235.5	17.1%
Operating Margin	13.6%	20.2%	(660 bps)	29.8%	33.3%	(350 bps)
Net Margin	10.3%	12.7%	(240 bps)	17.8%	20.0%	(220 bps)
Diluted EPS	$0.29	$0.33	(12.1%)	$0.50	$0.52	(3.8%)

Throughout this press release, all dollar figures are in millions, except EPS. Some totals may not foot due to rounding. Unless otherwise noted, all results are compared to the corresponding prior year period. Non-GAAP results exclude a number of cash and non-cash items as discussed under "Use of Non-GAAP Financial Measures."

Revenue Detail

$s in millions	Q4'17	Q4'16	Reported Change	Constant Currency Change
Cytology & Perinatal	$120.2	$121.0	(0.7%)	(1.4%)
Molecular Diagnostics	$153.5	$134.3	14.3%	13.8%
Blood Screening	$18.0	$56.6	(68.2%)	(68.2%)
Total Diagnostics	$291.7	$311.9	(6.5%)	(7.0%)
Total Diagnostics ex. Blood	$273.7	$255.3	7.2%	6.6%
Breast Imaging	$255.5	$248.8	2.7%	2.2%
Interventional Breast Solutions	$42.3	$40.9	3.6%	3.1%
Other	$3.1	$2.6	15.3%	9.3%
Total Breast Health	$300.9	$292.3	2.9%	2.4%
Body	$22.2	-	-	-
Skin	$32.6	-	-	-
Women's Health/Other	$26.6	-	-	-
Total Medical Aesthetics	$81.4	-	-	-
GYN Surgical	$104.7	$101.5	3.2%	2.7%
Skeletal Health	$24.2	$21.2	14.2%	12.9%
Total	$802.9	$726.8	10.5%	9.9%

Quarterly revenue highlights:

  U.S. revenue of $613.0 million increased 6.1%, and international revenue of $189.9 million increased 27.5%, or 24.7% in constant currency. Excluding blood screening and Medical Aesthetics, U.S. revenue increased 1.4%, while international revenues increased 20.8%, or 17.5% in constant currency.
  In Diagnostics:
    Molecular diagnostics sales of $153.5 million increased 14.3%, or 13.8% in constant currency, driven primarily by continued strength across Aptima® women's health products globally.
    Cytology and perinatal sales of $120.2 million decreased (0.7%), or (1.4%) in constant currency, due primarily to lower sales of perinatal products.
  Breast Health revenue totaled $300.9 million, an increase of 2.9%, or 2.4% in constant currency, faster growth than in the third quarter. Revenue in the United States decreased (1.2%), as changes in product mix were partially offset by increases in service and new product revenue. International revenue increased 24.1%, or 20.6% in constant currency.
  GYN Surgical revenue of $104.7 million increased 3.2%, or 2.7% in constant currency. MyoSure® system revenue of $50.0 million increased 17.3%, or 17.0% in constant currency, while NovaSure® revenue of $54.7 million decreased (6.6%), or (7.2%) in constant currency.
  In Skeletal Health, revenue of $24.2 million increased 14.2%, or 12.9% in constant currency, reversing recent declines.

Segment revenue highlights by geography are shown below:

	U.S. Change	International Change (Reported)	International Change (Constant Currency)
	Increase (Decrease)
Diagnostics	(2.1%)	(19.2%)	(21.3%)
Diagnostics ex. Blood	3.9%	19.5%	16.5%
Breast Health	(1.2%)	24.1%	20.6%
Medical Aesthetics	-	-	-
GYN Surgical	1.9%	11.1%	7.9%
Skeletal Health	7.5%	26.2%	22.6%
Total Revenues	6.1%	27.5%	24.7%
Total Revenues ex. Blood and Medical Aesthetics	1.4%	20.8%	17.5%

Expense Detail

Gross margin was 52.0% on a GAAP basis, and 64.1% on a non-GAAP basis. GAAP gross margin declined by 390 basis points, while non-GAAP gross margin declined by 160 basis points. These declines were primarily related to sales mix associated with the divestiture of the higher-margin blood screening business and sales of lower-margin Cynosure products. These factors were partially offset by manufacturing efficiencies, an increase in high-margin royalty revenue, and favorable foreign exchange rates.

Operating expenses were $308.5 million on a GAAP basis, and $275.8 million on a non-GAAP basis. GAAP operating expenses increased 19.1% and non-GAAP operating expenses increased 17.1% primarily due to the inclusion of Cynosure expenses.

The quarterly effective tax rate was a benefit of (14.2%) on a GAAP basis, and a provision of 30.5% on a non-GAAP basis. The difference in these rates was primarily due to the income tax effect of statutes of limitations expiring and audit settlements related to prior years not reflected in the non-GAAP results.

Other Key Financial Results

GAAP net income for the fourth quarter was $82.7 million, a decrease of (10.3%). Adjusted non-GAAP earnings before interest, taxes, depreciation and amortization (EBITDA) for the fourth quarter was $262.7 million, a decrease of (0.5%).

Operating cash flow for the fourth quarter was $166.5 million. Free cash flow, defined as operating cash flow less capital expenditures, was $132.9 million.

During the fourth quarter, Hologic repurchased $85.9 million in principal of its 2012 and 2013 convertible notes for a total of $106.1 million. The Company also repurchased 5.3 million shares of its common stock for $200.1 million.

Total debt outstanding at the end of the quarter was $3.3 billion. The company ended the quarter with cash and equivalents of $0.5 billion, and a net leverage ratio (net debt over adjusted EBITDA) of 2.7 times.

On a trailing 12 months basis, adjusted ROIC of 12.6% declined 10 basis points compared to the prior year period.

Financial Guidance for Fiscal 2018

"We expect to post solid, mid-single-digit organic revenue growth in fiscal 2018," said Bob McMahon, Hologic's Chief Financial Officer. "At the same time, after adjusting for the blood screening divestiture, we anticipate much faster EPS growth driven by healthy operating margin expansion."

For fiscal 2018, "organic revenue" is defined as total revenue less blood screening revenue for the full year and medical aesthetics revenue for the first two quarters of fiscal 2018. Medical aesthetics revenue is included in organic revenue for the third and fourth quarters of fiscal 2018. In addition, organic revenue growth rates adjust for the extra selling days in Hologic's 2017 fiscal year, and non-recurring royalty revenue in Diagnostics. Together, these two non-recurring factors are estimated to contribute approximately 100 basis points to organic growth.

Hologic's financial guidance for fiscal 2018 is shown in the two tables immediately below. As a reminder, percentage changes versus the prior year are affected by the blood screening divestiture and the Cynosure acquisition, both of which closed in the second quarter of fiscal 2017. The guidance is based on a full year non-GAAP tax rate of approximately 31% and diluted shares outstanding of 284 million for the full year. Constant currency guidance assumes that foreign exchange rates are the same in fiscal 2018 as in fiscal 2017. Current guidance assumes that recent foreign exchange rates persist for all of fiscal 2018.

GAAP
	Revenue			EPS
	Reported % Increase (Decrease)	Guidance $		Reported % Increase (Decrease)	Guidance $
Current Guidance for Fiscal 2018	4.6% to 7.2%	$3,200 to $3,280 million		(53.8%) to (51.9%)	$1.22 to $1.27

Non-GAAP
	Revenue			EPS
	Constant Currency % Increase (Decrease)	Reported % Increase (Decrease)	Guidance $	Reported % Increase (Decrease)	Guidance $
Current Guidance for Fiscal 2018	4.0% to 6.6%	4.6% to 7.2%	$3,200 to $3,280 million	3.4% to 5.9%	$2.10 to $2.15

Hologic's financial guidance for the first quarter of fiscal 2018 is shown in the two tables immediately below. As a reminder, percentage changes versus the prior year period are affected by the blood screening divestiture and the Cynosure acquisition, both of which closed in the second quarter of fiscal 2017. In addition, Hologic's first quarter of fiscal 2018 includes four fewer shipping days than the prior year period.

GAAP
	Revenue			EPS
	Reported % Increase (Decrease)	Guidance $		Reported % Increase (Decrease)	Guidance $
Current Guidance for the First Quarter of Fiscal 2018	5.5% to 7.6%	$775 to $790 million		(16.7%) to (10.0%)	$0.25 to $0.27

Non-GAAP
	Revenue			EPS
	Constant Currency % Increase (Decrease)	Reported % Increase (Decrease)	Guidance $	Reported % Increase (Decrease)	Guidance $
Current Guidance for the First Quarter of Fiscal 2018	4.7% to 6.7%	5.5% to 7.6%	$775 to $790 million	(7.7%) to (3.8%)	$0.48 to $0.50

To assist with "apples to apples" analyses of Hologic's ongoing, base business, the historical contributions of blood screening to Hologic's quarterly revenues and EPS are shown below:

	GAAP
	2016					2017
	Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total
Revenue	$60.7	$62.2	$55.9	$56.6	$235.4	$65.2	$38.3	$19.0	$18.0	$140.5
EPS	$0.06	$0.06	$0.05	$0.05	$0.22	$0.06	$1.62	$0.01	$0.01	$1.70

	Non-GAAP
	2016					2017
	Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total
Revenue	$60.7	$62.2	$55.9	$56.6	$235.4	$65.2	$38.3	$19.0	$18.0	$140.5
EPS	$0.10	$0.10	$0.09	$0.09	$0.37	$0.10	$0.04	$0.01	$0.01	$0.16

Use of Non-GAAP Financial Measures

The Company has presented the following non-GAAP financial measures in this press release: constant currency revenues; non-GAAP gross profit; non-GAAP gross margin; non-GAAP operating expenses; non-GAAP income from operations; non-GAAP operating margin; non-GAAP interest expense; non-GAAP pre-tax income; non-GAAP net margin; non-GAAP net income; non-GAAP diluted EPS; adjusted EBITDA; and return on invested capital. Constant currency presentations show reported period operating results as if the foreign exchange rates remain the same as those in effect in the comparable prior year period. The Company defines its non-GAAP net income, EPS, and other non-GAAP financial measures to exclude, as applicable: (i) the amortization of intangible assets; (ii) additional depreciation expense from acquired fixed assets and accelerated depreciation related to business consolidation and closure of facilities; (iii) additional expense resulting from the purchase accounting adjustment to record inventory at fair value; (iv) non-cash interest expense related to amortization of the debt discount from the equity conversion option of the convertible notes; (v) restructuring and divestiture charges, facility closure and consolidation charges and costs incurred to integrate acquisitions (including retention, transaction bonuses, legal and professional consulting services) and separate divested businesses from existing operations; (vi) transaction related expenses for divestitures and acquisitions; (vii) gain on disposal of business; (viii) debt extinguishment losses and related transaction costs; (ix) the unrealized (gains) losses on the mark-to-market of forward foreign currency contracts for which the Company has not elected hedge accounting; (x) litigation settlement charges (benefits) and non-income tax related charges (benefits); (xi) other-than-temporary impairment losses on investments and realized (gains) losses resulting from the sale of investments; (xii) other one-time, non-recurring, unusual or infrequent charges, expenses or gains that may not be indicative of the Company's core business results as detailed in our reconciliations of such adjustments; and (xiii) income taxes related to such adjustments. The Company defines adjusted EBITDA as its non-GAAP net income plus net interest expense, income taxes, and depreciation and amortization expense included in its non-GAAP net income. "Organic" presentations are non-GAAP measures that are adjusted as described under "Financial Guidance for Fiscal 2018."

These non-GAAP financial measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP. The company's definition of these non-GAAP measures may differ from similarly titled measures used by others.

The non-GAAP financial measures used in this press release adjust for specified items that can be highly variable or difficult to predict. The company generally uses these non-GAAP financial measures to facilitate management's financial and operational decision-making, including evaluation of Hologic's historical operating results, comparison to competitors' operating results and determination of management incentive compensation. These non-GAAP financial measures reflect an additional way of viewing aspects of the company's operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting Hologic's business.

Because non-GAAP financial measures exclude the effect of items that increase or decrease the company's reported results of operations, management strongly encourages investors to review the company's consolidated financial statements and publicly filed reports in their entirety. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures is included in the tables accompanying this release.

Future Non-GAAP Adjustments

Future GAAP EPS may be affected by changes in ongoing assumptions and judgments, and may also be affected by non-recurring, unusual or unanticipated charges, expenses or gains, which are excluded in the calculation of the Company's non-GAAP EPS guidance as described in this press release.

Conference Call and Webcast

Hologic's management will host a conference call at 4:30 p.m. ET today to discuss its financial results for the fourth quarter of fiscal 2017. Approximately 10 minutes before the call, dial 866-548-4713 (U.S. and Canada) or 323-794-2093 (international) and enter access code 7397739. A replay will be available starting two hours after the call ends through November 24, 2017 at 888-203-1112 (U.S.) or +1 719-457-0820 (international), access code 7397739, Pin 2953. The Company will also provide a live webcast of the call at http://investors.hologic.com.

About Hologic, Inc.

Hologic, Inc. is an innovative medical technology company primarily focused on improving women's health and well-being through early detection and treatment. For more information on Hologic, visit www.hologic.com.

Hologic, Genius 3D Mammography, Aptima, ThinPrep, MyoSure, NovaSure, Panther, Tigris, Cynosure, SculpSure, PicoSure, The Science of Sure, and associated logos are trademarks and/or registered trademarks of Hologic, Inc. and/or its subsidiaries in the United States and/or other countries.

Forward-Looking Statements

This news release contains forward-looking information that involves risks and uncertainties, including statements about the Company's plans, objectives, expectations and intentions. Such statements include, without limitation: financial or other information included herein based upon or otherwise incorporating judgments or estimates relating to future performance, events or expectations; the Company's strategies, positioning, resources, capabilities, and expectations for future performance; and the Company's outlook and financial and other guidance. These forward-looking statements are based upon assumptions made by the Company as of the date hereof and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those anticipated.

Risks and uncertainties that could adversely affect the Company's business and prospects, and otherwise cause actual results to differ materially from those anticipated, include without limitation: the ability of the Company to successfully manage leadership and organizational changes, including the ability of the Company to attract, motivate and retain key employees; U.S., European and general worldwide economic conditions and related uncertainties; the Company's reliance on third-party reimbursement policies to support the sales and market acceptance of its products, including the possible adverse impact of government regulation and changes in the availability and amount of reimbursement and uncertainties for new products or product enhancements; uncertainties regarding healthcare reform legislation, including associated tax provisions, or budget reduction or other cost containment efforts; changes in guidelines, recommendations and studies published by various organizations that could affect the use of the Company's products; uncertainties inherent in the development of new products and the enhancement of existing products, including FDA approval and/or clearance and other regulatory risks, technical risks, cost overruns and delays; the risk that products may contain undetected errors or defects or otherwise not perform as anticipated; risks associated with strategic alliances and the ability of the Company to realize anticipated benefits of those alliances; risks associated with acquisitions, including, without limitation, the Company's ability to successfully integrate acquired businesses, the risks that the acquired businesses may not operate as effectively and efficiently as expected even if otherwise successfully integrated, and the risks that acquisitions may involve unexpected costs or unexpected liabilities; the risks of conducting business internationally; the risk of adverse exchange rate fluctuations on the Company's international activities and businesses; manufacturing risks, including the Company's reliance on a single or limited source of supply for key components, the need to comply with especially high standards for the manufacture of many of its products and risks associated with utilizing third party manufacturers; the Company's ability to predict accurately the demand for its products, and products under development, and to develop strategies to address its markets successfully; the early stage of market development for certain of the Company's products; the Company's leverage risks, including the Company's obligation to meet payment obligations and financial covenants associated with its debt; risks related to the use and protection of intellectual property; expenses, uncertainties and potential liabilities relating to litigation, including, without limitation, commercial, intellectual property, employment and product liability litigation; technical innovations that could render products marketed or under development by the Company obsolete; and competition.

The risks included above are not exhaustive. Other factors that could adversely affect the Company's business and prospects are described in the filings made by the Company with the SEC. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements presented herein to reflect any change in expectations or any change in events, conditions or circumstances on which any such statements are based.

Contact

Michael Watts
Vice President, Investor Relations and Corporate Communications
(858) 410-8588

HOLOGIC, INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited) (In millions, except number of shares, which are reflected in thousands, and per share data)

	Three Months Ended		Years Ended
	September 30, 2017	September 24, 2016	September 30, 2017	September 24, 2016

Revenues:
Product	$655.7	$607.5	$2,538.0	$2,379.0
Service and other	147.2	119.3	520.8	453.7
Total revenues	802.9	726.8	3,058.8	2,832.7

Cost of revenues:
Product	233.7	195.5	881.8	756.8
Amortization of intangible assets	79.2	71.2	297.1	293.4
Service and other	72.1	54.0	258.9	219.2

Gross profit	417.9	406.1	1,621.0	1,563.3

Operating expenses:
Research and development	60.5	62.5	232.8	232.1
Selling and marketing	139.7	105.8	498.6	415.1
General and administrative	90.6	65.4	343.3	267.3
Amortization of intangible assets	15.2	22.4	62.5	89.7
Gain on sale of business	—	—	(899.7)	—
Restructuring and divestiture charges	2.5	2.9	13.3	10.5
Total operating expenses	308.5	259.0	250.8	1,014.7

Income from operations	109.4	147.1	1,370.2	548.6
Interest income	0.5	0.1	3.8	0.7
Interest expense	(36.1)	(37.9)	(153.2)	(155.3)
Debt extinguishment loss	(0.6)	(0.8)	(3.2)	(5.3)
Other income (expense), net	(0.8)	(0.9)	12.9	26.6

Income before income taxes	72.4	107.6	1,230.5	415.3
Provision (benefit) for income taxes	(10.3)	15.4	475.0	84.5

Net income	$82.7	$92.2	$755.5	$330.8

Net income per common share:
Basic	$0.30	$0.33	$2.70	$1.18
Diluted	$0.29	$0.33	$2.64	$1.16

Weighted average number of shares outstanding:
Basic	279,543	277,549	279,811	280,213
Diluted	284,741	282,494	285,653	286,156

HOLOGIC, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited) (In millions)

	September 30, 2017	September 24, 2016
ASSETS

Current assets:
Cash and cash equivalents	$540.6	$548.4
Accounts receivable, net	533.5	447.0
Inventories	331.6	274.7
Other current assets	72.9	56.5
Total current assets	1,478.6	1,326.6

Property, plant and equipment, net	491.2	460.2
Goodwill and intangible assets	5,912.8	5,446.5
Other assets	97.0	83.7
Total assets	$7,979.6	$7,317.0

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Current portion of long-term debt	$1,150.8	$296.0
Accounts payable and accrued liabilities	543.5	444.5
Deferred revenue	171.2	161.4
Total current liabilities	1,865.5	901.9

Long-term debt, net of current portion	2,172.1	3,049.4
Deferred income taxes	973.6	982.6
Other long-term liabilities	183.7	240.4
Total liabilities	5,194.9	5,174.3
Total stockholders' equity	2,784.7	2,142.7
Total liabilities and stockholders' equity	$7,979.6	$7,317.0

HOLOGIC, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) (in millions)

	Years Ended
	September 30, 2017	September 24, 2016	(a)
OPERATING ACTIVITIES
Net income	$755.5	$330.8
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	89.6	82.3
Amortization	359.6	383.1
Non-cash interest expense	49.4	52.1
Stock-based compensation expense	68.2	65.4
Deferred income taxes	(357.2)	(155.8)
Fair value write-up of inventory sold	39.7	—
Gain on sale of investments	(5.6)	(25.1)
Debt extinguishment losses	3.2	5.3
Equity investment impairment charges	—	1.1
Gain on sale of business	(899.7)	—
Other adjustments and non-cash items	8.8	2.6
Changes in operating assets and liabilities, excluding the effect of acquisitions and dispositions:
Accounts receivable	(41.5)	(31.8)
Inventories	(11.6)	7.6
Prepaid income taxes	(8.7)	4.7
Prepaid expenses and other assets	(2.4)	(4.9)
Accounts payable	(10.6)	40.1
Accrued expenses and other liabilities	(17.8)	45.6
Deferred revenue	(10.6)	(4.9)
Net cash provided by operating activities	8.3	798.2
INVESTING ACTIVITIES
Acquisition of businesses, net of cash acquired	(1,558.1)	—
Proceeds from sale of business	1,865.0	—
Purchase of property and equipment	(57.8)	(47.3)
Increase in equipment under customer usage agreements	(49.8)	(47.2)
Proceeds from sale of available-for-sale marketable securities	87.1	31.1
Purchases of insurance contracts	—	(5.2)
Sales of mutual funds	—	5.2
Purchase of intellectual property	—	(4.0)
Other activity	(0.6)	(1.0)
Net cash provided by (used in) investing activities	285.8	(68.4)
FINANCING ACTIVITIES
Repayment of long-term debt	(84.4)	(75.0)
Payments to extinguish convertible notes	(396.2)	(392.8)
Proceeds from amounts borrowed under revolving credit line	345.0	50.0
Repayment of amounts borrowed under revolving credit line	—	(225.0)
Proceeds from accounts receivable securitization program	48.0	200.0
Repayment of amounts borrowed under accounts receivable securitization program	(48.0)	—
Repurchase of common stock	(200.1)	(250.0)
Purchase of interest rate caps	(1.9)	—
Net proceeds from issuance of common stock pursuant to employee stock plans	49.0	38.5
Payment under capital lease obligation	(0.9)	—
Payment of minimum tax withholdings on net share settlements of equity awards	(19.7)	(16.4)
Net cash used in financing activities	(309.2)	(670.7)
Effect of exchange rate changes on cash and cash equivalents	7.3	(2.0)
Net increase (decrease) in cash and cash equivalents	(7.8)	57.1
Cash and cash equivalents, beginning of period	548.4	491.3
Cash and cash equivalents, end of period	$540.6	$548.4

(a)

The statement of cash flows for 2016 has been recasted to reflect the adoption of ASU 2016-09 as the Company has retrospectively adopted the presentation requirement of the excess tax benefit related to equity awards. As a result, cash provided by operating activities increased $11.0 million with a corresponding increase in cash used in financing activities.

HOLOGIC, INC. RECONCILIATION OF GAAP TO NON-GAAP RESULTS (Unaudited) (In millions, except earnings per share)

	Three Months Ended		Years Ended
	September 30, 2017	September 24, 2016	September 30, 2017	September 24, 2016

Gross Profit:
GAAP gross profit	$417.9	$406.1	$1,621.0	$1,563.3
Adjustments:
Amortization of intangible assets (1)	79.2	71.2	297.1	293.4
Incremental depreciation expense (2)	0.2	0.4	1.0	1.8
Integration/consolidation costs (3)	0.1	—	0.9	—
Fair value write-up of acquired inventory (11)	17.4	—	39.7	—
Non-GAAP gross profit	$514.8	$477.7	$1,959.7	$1,858.5

Gross Margin Percentage:
GAAP gross margin percentage	52.0%	55.9%	53.0%	55.2%
Impact of adjustments above	12.1%	9.8%	11.1%	10.4%
Non-GAAP gross margin percentage	64.1%	65.7%	64.1%	65.6%

Operating Expenses:
GAAP operating expenses	$308.5	$259.0	$250.8	$1,014.7
Adjustments:
Amortization of intangible assets (1)	(15.2)	(22.4)	(62.5)	(89.7)
Incremental depreciation expense (2)	(2.9)	(0.7)	(4.6)	(3.3)
Transaction expenses (4)	(0.5)	—	(23.2)	—
Non-income tax net charges (12)	(6.7)	—	(23.1)	—
Integration/consolidation costs (3)	(4.9)	(0.2)	(18.9)	(0.9)
Restructuring and divestiture charges (3)	(2.5)	(2.9)	(13.3)	(10.5)
Gain on sale of business (10)	—	—	899.7	—
Other (5)	—	2.7	—	(3.3)
Non-GAAP operating expenses	$275.8	$235.5	$1,004.9	$907.0

Operating Margin:
GAAP income from operations	$109.4	$147.1	$1,370.2	$548.6
Adjustments to gross profit as detailed above	96.9	71.6	338.7	295.2
Adjustments to operating expenses as detailed above	32.7	23.5	(754.1)	107.7
Non-GAAP income from operations	$239.0	$242.2	$954.8	$951.5

Operating Margin Percentage:
GAAP income from operations margin percentage	13.6%	20.2%	44.8%	19.4%
Impact of adjustments above	16.2%	13.1%	(13.6)%	14.2%
Non-GAAP operating margin percentage	29.8%	33.3%	31.2%	33.6%

Interest Expense:
GAAP interest expense	$36.1	$37.9	$153.2	$155.3
Adjustments:
Non-cash interest expense relating to convertible notes (6)	(3.4)	(5.0)	(17.9)	(22.3)
Interest expense relating to Cynosure dissenting shareholders (15)	1.5	—	—	—
Non-GAAP interest expense	$34.2	$32.9	$135.3	$133.0

Pre-Tax Income:
GAAP pre-tax earnings	$72.4	$107.6	1,230.5	415.3
Adjustments to pre-tax earnings as detailed above	131.5	100.1	(397.5)	425.2
Debt extinguishment loss (7)	0.6	0.8	3.2	5.3
Gain on sale of investments (8)	(2.0)	—	(5.6)	(25.1)
Equity investment impairment charge	—	1.1	—	1.1
Unrealized losses on forward foreign currency contracts (9)	3.6	1.6	2.6	1.1
Non-GAAP pre-tax Income	$206.1	$211.2	$833.2	$822.9

Net income:
GAAP net income	$82.7	$92.2	$755.5	$330.8
Adjustments:
Amortization of intangible assets (1)	94.4	93.6	359.6	383.1
Fair value write-up of acquired inventory (11)	17.4	—	39.7	—
Non-cash interest expense relating to convertible notes (6)	3.4	5.0	17.9	22.3
Restructuring, divestiture and integration/consolidation costs (3)	7.5	3.1	33.1	11.4
Non-income tax net charges (12)	6.7	—	23.1	—
Transaction expenses (4)	0.5	—	23.2	—
Incremental depreciation expenses (2)	3.1	1.1	5.6	5.1
Debt extinguishment loss (7)	0.6	0.8	3.2	5.3
Gain on sale of investments (8)	(2.0)	—	(5.6)	(25.1)
Equity investment impairment charge	—	1.1	—	1.1
Unrealized losses on forward foreign currency contracts (9)	3.6	1.6	2.6	1.1
Gain on sale of business (10)	—	—	(899.7)	—
Interest expense relating to Cynosure dissenting shareholders (15)	(1.5)	—	—	—
Other charges (5)	—	(2.7)	—	3.3
Income tax effect of reconciling items (13)	(73.2)	(50.1)	220.7	(176.8)
Non-GAAP net income	$143.2	$145.7	$578.9	$561.6

Net Income Percentage:
GAAP net income percentage	10.3%	12.7%	24.7%	11.7%
Impact of adjustments above	7.5%	7.3%	(5.8)%	8.1%
Non-GAAP net income percentage	17.8%	20.0%	18.9%	19.8%

Earnings per share:
GAAP earnings per share - Diluted	$0.29	$0.33	$2.64	$1.16
Adjustment to net earnings (as detailed above)	0.21	0.19	(0.61)	0.80
Non-GAAP earnings per share – diluted (14)	$0.50	$0.52	$2.03	$1.96

Adjusted EBITDA:
Non-GAAP net income	$143.2	$145.7	$578.9	$561.6
Interest expense, net, not adjusted above	33.7	32.8	131.5	132.3
Provision for income taxes	62.9	65.5	254.1	261.3
Depreciation expense, not adjusted above	22.9	19.9	84.0	77.1
Adjusted EBITDA	$262.7	$263.9	$1,048.5	$1,032.3

Explanatory Notes to Reconciliations:

(1)	To reflect non-cash expenses attributable to the amortization of intangible assets.
(2)

To reflect non-cash fair value adjustments for additional depreciation expense related to the fair value write-up of fixed assets acquired in the Gen-Probe acquisition and accelerated depreciation expense related to facility closure and business consolidation.

(3)

To reflect restructuring and divestiture charges, and certain costs associated with the Company's integration and facility consolidation plans, which primarily include retention and transfer costs, as well as costs incurred to integrate acquisitions including consulting, legal and accounting fees, and expenses incurred to separate the divested blood screening business from the molecular diagnostics operations. These costs do not include those incurred to provide transition services to Grifols, nor amounts received from Grifols under transition services agreements.

(4)

To reflect expenses incurred with third parties related to acquisitions and divestitures prior to when such transactions are completed. These expenses primarily comprise broker fees, legal fees, and consulting and due diligence fees.

(5)	To reflect the net impact from miscellaneous transactions during the period, including legal settlements.
(6)	To reflect certain non-cash interest expense related to the amortization of the debt discount from the equity conversion option of the Company's convertible notes.
(7)

To reflect losses for the repurchases of $285.9 million principal amount of the 2012 and 2013 Convertible Notes in fiscal 2017 and $274.3 million principal amount of the 2010 and 2012 Convertible Notes in fiscal 2016.

(8)	To reflect realized gains on the sale of available-for-sale marketable securities and a cost-method investment.
(9)	To reflect non-cash unrealized losses (gains) on the mark-to market on outstanding forward foreign currency contracts, which do not qualify for hedge accounting.
(10)	To reflect the gain realized on the sale of the Blood Screening business to Grifols.
(11)	To reflect the fair value step up of inventory sold during the period related to acquisitions.
(12)

To reflect a non-income tax benefit in the third quarter of fiscal 2017 of $12.4 million, net from refunds received from amending the Company's Medical Device Excise tax filings, and charges recorded in fiscal 2017 of $35.6 million as the Company determined during the period that a loss became probable associated with a non-income tax issue currently under audit.

(13)

To reflect an estimated annual effective tax rate of 30.50% and 31.75% for fiscal 2017 and 2016, respectively, applied to Non-GAAP pretax income. The calculation of this rate excludes certain items that impact the GAAP provision for income taxes consistent with the Company's exclusion of items from pre-tax Non-GAAP income.

(14)

Non-GAAP earnings per share was calculated based on 284,741 and 285,653 weighted average diluted shares outstanding for the three and twelve months ended September 30, 2017 and 282,494 and 286,156 for the three and twelve months ended September 24, 2016.

(15)	Reversal of interest accrued related to Cynosure shareholders who dissented and ultimately tendered their shares.

Reconciliation of GAAP to non-GAAP EPS Guidance:

	Guidance Range		Guidance Range
	Quarter Ending December 30, 2017		Year Ending September 29, 2018
	Low	High	Low	High
GAAP Net Income Per Share	$0.25	$0.27	$1.22	$1.27
Amortization of Intangible Assets	$0.33	$0.33	$1.33	$1.33
Amortization of Debt Discount	$0.01	$0.01	$0.01	$0.01
Accelerated depreciation and Other Charges	$0.01	$0.01	$0.04	$0.04
Tax Impact of Exclusions	($0.12)	($0.12)	($0.50)	($0.50)
Non-GAAP Net Income Per Share	$0.48	$0.50	$2.10	$2.15

Reconciliations of Reported to Constant Currency Revenue:

						Constant
			Reported	Foreign Currency Effect		Currency
$s in millions	Q4'17	Q4'16	Change	$	%	Change
Cytology & Perinatal	$120.2	$121.0	(0.7%)	$(0.9)	(0.7%)	(1.4%)
Molecular Diagnostics	$153.5	$134.3	14.3%	$(0.7)	(0.5%)	13.8%
Blood Screening	$18.0	$56.6	(68.2%)	-	-	(68.2%)
Total Diagnostics	$291.7	$311.9	(6.5%)	$(1.6)	(0.5%)	(7.0%)
Total Diagnostics ex. Blood	$273.7	$255.3	7.2%	$(1.6)	(0.6%)	6.6%
Breast Imaging	$255.5	$248.8	2.7%	$(1.4)	(0.5%)	2.2%
Interventional Breast Solutions	$42.3	$40.9	3.6%	$(0.2)	(0.5%)	3.1%
Other	$3.1	$2.6	15.3%	$(0.2)	(6.0%)	9.3%
Total Breast Health	$300.9	$292.3	2.9%	$(1.7)	(0.5%)	2.4%
Body	$22.2	-	-	-	-	-
Skin	$32.6	-	-	-	-	-
Women's Health/Other	$26.6	-	-	-	-	-
Total Medical Aesthetics	$81.4	-	-	-	-	-
GYN Surgical	$104.7	$101.5	3.2%	$(0.4)	(0.5%)	2.7%
Skeletal Health	$24.2	$21.2	14.2%	$(0.3)	(1.3%)	12.9%
Total	$802.9	$726.8	10.5%	$(4.3)	(0.6%)	9.9%

						International
			International			Change
			Change	Foreign Currency Effect		(Constant
		U.S. Change	(Reported)	$	%	Currency)
		Increase (Decrease)
Diagnostics		(2.1%)	(19.2%)	$(1.6)	(2.1%)	(21.3%)
Diagnostics ex. Blood		3.9%	19.5%	$(1.6)	(3.0%)	16.5%
Breast Health		(1.2%)	24.1%	$(1.7)	(3.5%)	20.6%
Medical Aesthetics		-	-	-	-	-
GYN Surgical		1.9%	11.1%	$(0.4)	(3.2%)	7.9%
Skeletal Health		7.5%	26.2%	$(0.3)	(3.6%)	22.6%
Total Revenues		6.1%	27.5%	$(4.3)	(2.8%)	24.7%
Total Revenues ex. Blood and Medical Aesthetics		1.4%	20.8%	$(4.0)	(3.3%)	17.5%

Trailing Twelve Months ended September 30, 2017
Return on Invested Capital:

Adjusted Net Operating Profit After Tax
Non-GAAP net income	$578.9
Non-GAAP provision for income taxes	254.1
Non-GAAP interest expense	135.3
Non-GAAP other income	(13.5)
Adjusted net operating profit before tax	$954.8
Non-GAAP average effective tax rate (1)	30.50%
Adjusted net operating profit after tax	$663.6

Average Net Debt plus Average Stockholders' Equity (2)
Average total debt	$3,334.1
Less: Average cash, cash equivalents and restricted cash	(544.5)
Average net debt	$2,789.6
Average stockholders' equity (3)	$2,495.9
Average net debt plus average stockholders' equity	$5,285.5

Adjusted ROIC
Adjusted ROIC (adjusted net operating profit after tax above divided by average net debt plus stockholders' equity above)	12.6%

(1)  ROIC is presented on a TTM basis; non-GAAP effective tax rate for the year ended September 30, 2017 was 30.50%.

(2)  Calculated using the average of the balances as of September 30, 2017 and September 24, 2016.

(3)  Adjusted (increased) to eliminate the effect of the impairment of intangible assets of $32.2 million in fiscal 2014.

As of
September 30, 2017
Leverage Ratio:

Total principal debt	$3,355.1
Total cash	(540.6)
Net principal debt, as adjusted	$2,814.5
EBITDA for the last four quarters	$1,048.5
Leverage Ratio	2.7

Other Supplemental Information:
	Three Months Ended		Twelve Months Ended
	September 30, 2017	September 24, 2016	September 30, 2017	September 24, 2016

Geographic Revenues
U.S.	76.4%	79.5%	77.6%	78.9%
Europe	10.3%	9.8%	10.0%	10.2%
Asia-Pacific	8.6%	7.8%	8.1%	7.6%
Rest of World	4.7%	2.9%	4.3%	3.3%
Total Revenues	100.0%	100.0%	100.0%	100.0%

Revenue Composition
	Q4'17

Disposables	52.4%
Capital Equipment	29.3%
Service & Other	18.3%
Total Revenues	100.0%